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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of Nellcor Puritan Bennett Incorporated of our report dated July 31, 1996, which appears on page 47 of the Nellcor Puritan Bennett Incorporated 1996 Annual Report to Stockholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended July 7, 1996. We also consent to the reference to us under the heading "Experts" in such Proxy Statement/Prospectus.

PRICE WATERHOUSE LLP

San Francisco, California
October 23, 1996